10.4 Jeffrey Dickson consulting agreement

                              CONSULTING AGREEMENT



This Agreement ("Agreement") is entered into this 5th day of June, 2001 by and between thatlook.com, a New Jersey corporation with offices at 5003 Route 611, Stroudsburg, PA 18360 ("Corporation"), and Jeffrey Dickson whose address is Villa St. John, 792 Natalie Lane, Palm Harbor, Florida 34683 ("Consultant").

In consideration of the mutual promises of the parties and other good and valuable consideration, the parties hereby agree:

Section 1. Engagement. During the term of this Agreement, the Corporation agrees to engage the Consultant to perform, and Consultant agrees to serve the Corporation by providing, the services more fully described on Schedule A, attached hereto. The Consultant shall be available for work at reasonable times and for reasonable periods of time to perform such services at the location or locations designated by the Corporation in STROUDSBURG, PA. The Consultant shall report to the Chief Executive Officer, Gerard A. Powell, at the Corporation.

Section 2. Term. This Agreement shall commence on 5th June,2001 and shall terminate on 5th June, 2002, unless earlier terminated as described herein.

Section 3. Compensation. The Corporation shall pay the Consultant for the services described herein in accordance with the provisions set forth in Schedule B, attached hereto.

Section 4. Independent Contractor. The parties intend that the relationship between them created under this Agreement is that of an independent contractor only. The Consultant is not to be considered an agent or employee of the Corporation for any purpose, and the Corporation is interested only in the results obtained under this Agreement. The manner and means of performing the services are subject to the Consultant's sole control.

Consultant shall be responsible for all state, federal, and local taxes, including estimated taxes, social security, disability insurance, if any, and any other similar form of payments, as well as all employment reporting, for the Consultant and any of the Consultant's employees or agents.

Section 5. Proprietary Rights. The Consultant agrees that all Work Product created solely or jointly by the Consultant, the Consultant's employees, associates, or subcontractors, arising from work performed hereunder, or previously conceived in anticipation of consulting work to be performed in regard to the Corporation's engagement of the Consultant, shall be deemed "work made for hire." The Consultant shall cause all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product to execute a similar acknowledgement that the Work Product is a "work made for hire." The Consultant and all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product shall execute all such assignments, oaths, declarations, and other documents as may be prepared by the Corporation to effect the foregoing.

                                                Contractor Initial /i/JD

"Work Product" shall mean all documentation, manuals, teaching materials, creative works, know-how, and information created on behalf of the Corporation, in whole or in part, by the Consultant and all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product within the scope of this Agreement, whether or not copyrightable or otherwise protectable.

Consultant shall make prompt and full disclosure of such inventions to the Corporation and, at the Corporation's expense, shall assist in every lawful way in obtaining for the Corporation patents for any or all of such inventions, in perfecting in the Corporation all right, title, and interest in and to such inventions and copyrights, in protecting or enforcing the Corporation's rights therein, and in prosecuting and defending appeals, interferences, infringement suits, and controversies relating thereto. The Consultant shall do all other things necessary to effectuate the foregoing, including but not limited to executing and delivering assignments, oaths, and disclaimers as needed.

Section 6. Confidentiality. In order to induce the Corporation to enter into this Agreement, the Consultant hereby agrees that, except with the written consent of the Corporation, the Consultant shall keep confidential and not divulge to any person that is not affiliated with the Corporation, during the term of this Agreement or any time thereafter, any of the Corporation's confidential information and business secrets, including, without limitation, confidential information and business secrets relating to such matters as the Corporation's finances and operations, the materials, processes, and procedures used in the Corporation's operations, the names of the Corporation's customers and their requirements, and the names of the Corporation's suppliers. All papers, books, and records of every description, including, without limitation, computer software, programs, modules, source codes, data, designs, and results, as well as all reproductions thereof, relating to the business and affairs of the Corporation, or its customers, whether or not prepared by the Consultant, shall be the sole and exclusive property of the Corporation. Upon termination of this Agreement, or upon request by the Corporation, the Consultant shall surrender all tangible evidence of such information to the Corporation.

The obligations of secrecy shall continue throughout the duration of this Agreement and for three (3) years thereafter.

Section 7. Records. the Consultant shall keep full and accurate records of all consulting work performed under this Agreement. All records, sketches, drawings, prints, computations, charts, reports, and other documentation made in the course of the consulting work performed hereunder, or in anticipation of the consulting work to be performed in regard to this Agreement, shall at all times be and remain the sole property of the Corporation. The Consultant shall turn over to the Corporation all copies of such documentation on request by the Corporation.


                                                 Contractor Initial /i/JD

Section 8. Early Termination. This Agreement may be terminated by the Corporation at its discretion: (i) upon the death of the Consultant, (ii) upon the Consultant's physical or mental incapacity or disability for a period of one (1) month, (iii) in the event that the Consultant is accused or convicted of any misdemeanor or felony crime or commits an act of moral turpitude, (iv) commits an act of fraud against the Corporation, (v) upon the disclosure of unauthorized confidential information by the Consultant, (vi) in the event that the Consultant fails to perform the services contemplated by this Agreement with diligence or competence, or (vii) the Consultant materially breaches this Agreement.

Section 9. Severability. The provisions of this Agreement shall be severable, and if any part of any provision shall be held invalid or unenforceable or any separate covenant contained in any provision shall be held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed to give it maximum lawful validity and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

Section 10. Entire Agreement. This Agreement contains the entire agreement of the parties relative to the subject matter hereof, superseding and terminating all prior agreements or understandings, whether oral or written, between the parties hereto relative to the subject matter hereof, and this Agreement may not be extended, amended, modified or supplemented without the prior written consent of the parties hereto.

Section 11. Waivers. Any waiver of the performances of the terms or provisions of this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

Section 12. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by certified mail, postage prepaid, return receipt requested, to the respective addresses of the parties hereto as set forth above or to such other address as either party may designate by notice to the other party given as herein provided.

Section 13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws rules of such Commonwealth.


                                                 Contractor Initial /i/JD

IN WITNESS WHEREOF, the Corporation and the Consultant have executed this Consulting Agreement as of the date first above written.


/s/Jeffrey Dickson                       /s/Gerard A. Powell
------------------                       --------------------
CONTRACTOR SIGNATURE                     CEO SIGNATURE thatlook.com

                                  Schedule A

Consultant will provide business consultation services to the Company. The scope of the consultation services will include, but not be limited to, advice and direction on assessment of the quality and capabilities of existing management.

Consultant will evaluate each individual of the executive group and make suggestions and solutions when necessary on replacement of same.

Consultant will evaluate existing business systems and operating systems that the Company employs and make suggestions and provide solutions for any of its systems that consultant believes will not sustain the Company's contemplated growth.

Consultant will assess and review the hardware and software capabilities of the existing systems that the Company owns or has title to or rights to use. Upon Consultant's assessment of same he will report his findings to the Company with suggested changes and solutions.


                                                 Contractor Initial /i/JD

                                      SCHEDULE 'B'
                                     -------------

                           CONTRACTOR'S NAME: Jeffrey Dickson

                               EFFECTIVE DATE: 6/5/01

ADDRESS:  Villa St. John
          792 Natalie Lane
          Palm Harbor, Florida 34683

PHONE:    877-772-9926

DATE OF BIRTH:

COMMISSION:
In exchange for the services expressed in Schedule A, attached, Consultant will be paid the flat rate of $1,000 per full day of services rendered.

Consultant agrees to provide and Company agrees to accept a minimum of 10 days per month. Said payment will be made on 15th day of the following month for all services billed between the 1St and 30th of the previous month.

As a show of good faith, Consultant agrees to provide the first three
(3) months of service at zero cost to the Company.

In order to efficiently and thoroughly assess the needs of the Company, both Consultant and Company agree that the Consultant must spend a minimum of eight (8) days per month at the Corporate
Headquarters in Pennsylvania.
Company agrees to cover all travel and related expenses within reason of Consultant. These travel reimbursements will be in addition to the compensation outlined above.

                                                 Contractor Initial /i/JD